Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-3

Issuing Entity

$590,606,000 (Approximate)

Sequoia Mortgage Pass-Through Certificates, Series 2013-3

Preliminary Term Sheet

February 19, 2013

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Credit Suisse Securities (USA) LLC
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product.  These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof.  The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities.  Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials may be confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Offered Certificates: $590,606,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/S&P/Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	[187,065,000]	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	[2.000] (2)	6.00	1-302	6.50%	$100,000	Senior
A-2	[187,065,000]	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	[2.250] (3)	6.00	1-302	6.50%	$100,000	Senior
A-3	[187,066,000]	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	[2.500] (4)	6.00	1-302	6.50%	$100,000	Senior
A-IO1(5)	[187,065,000]	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	[0.500] (6)	N/A	N/A	N/A	100%	Notional/Senior
A-IO2(7)	[187,065,000]	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	[0.250] (8)	N/A	N/A	N/A	100%	Notional/Senior
A-IO3(9)	561,196,000	AAAsf/AAA(sf)/ AAA(sf)/Aaa(sf)	1.054 (10)	N/A	N/A	N/A	100%	Notional/Senior
B-1	11,404,000	AAsf/NR/NR/NR	3.554 (11)	9.62	1-206	4.60%	$100,000	Subordinate
B-2	9,904,000	Asf/NR/NR/NR	3.554 (11)	9.62	1-206	2.95%	$100,000	Subordinate
B-3	8,102,000	BBBsf/NR/NR/NR	3.554 (11)	9.62	1-206	1.60%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/S&P/Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	3,001,000	BBsf/NR/NR/NR	3.554 (11)					Subordinate
B-5	6,603,241	NR/NR/NR/NR	3.554 (11)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 12% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in March 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) [2.00]% and (ii) the Net WAC for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [2.25]% and (ii) the Net WAC for such distribution date.
(4)	The interest rate on the Class A-3 Certificates will be an annual rate equal to the lesser of (i) [2.50]% and (ii) the Net WAC for such distribution date.
(5)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date.
(6)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the interest rate on the Class A-3 Certificates over the interest rate on the Class A-1 Certificates.
(7)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date.
(8)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the interest rate on the Class A-3 Certificates over the interest rate on the Class A-2 Certificates.
(9)	Notional amount. The Class A-IO3 Certificates will not be entitled to distributions of principal. The Class A-IO3 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to such distribution date.
(10)	The interest rate on the Class A-IO3 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over the interest rate on the Class A-3 Certificates.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

(11)	Net WAC. Net WAC is an annual rate, expressed as a percentage, equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the master servicer from the Master Servicing Fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Issuer	Sequoia Mortgage Trust 2013-3

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-3

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	Cenlar FSB, approximately 85.99%; First Republic Bank, approximately 14.01%, each by stated principal balance.

Originators	First Republic Bank, approximately 14.01%; Cole Taylor Bank, approximately 9.07%; United Shore Financial Services, LLC, approximately 8.75%; PrimeLending, a PlainsCapital Company, approximately 7.47%; Flagstar Bank, F.S.B, approximately 6.02%; and Fremont Bank, approximately 5.21%, each by stated principal balance. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans by stated principal balance.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings

Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), and Moody’s Investor Services, Inc. (“Moody’s”) will rate one or more classes of the Offered Certificates.  It is expected that the Class A Certificates and Class A-IO Certificates will be assigned the credit ratings from Fitch, KBRA, S&P and Moody’s on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

Cut-off Date	The close of business on February 1, 2013.

Expected Closing Date	On or about March 1, 2013.

Expected Investor Settlement Date	On or about March 1, 2013.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in March 2013.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates.

Class A Certificates	Class A-1, Class A-2 and Class A-3 Certificates.

Class A-IO Certificates	Class A-IO1, Class A-IO2 and Class A-IO3 Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A, Class A-IO, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans

746 fixed rate mortgage loans. 743 mortgage loans, representing approximately 99.63% of the mortgage pool, by stated principal balance, have an original term to maturity of 30 years. 3 mortgage loans, representing approximately 0.37% of the mortgage pool, by stated principal balance have an original term to maturity of 20 years.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 0.30% and 12.70% of the mortgage loans by stated principal balance require mortgagors to pay prepayment charges if, during the first two or five years, respectively, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers (the “Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) calculated as 0.01413% annually on the principal balance of the mortgage loans and the Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as 0.00087% annually on the principal balance of the mortgage loans. The servicing, master servicing, servicing administrator and trustee fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Net Mortgage Rate	With respect to any mortgage loan and any Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date reduced by the Master Servicing Fee rate, the Trustee Fee rate and the Servicing Fee rate.

Net WAC	With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Master Servicing Fee and amounts required to be paid by the Master Servicer from the Master Servicing Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/S&P/Moody’s	Bond Size	Initial Subordination
Class A	AAAsf/AAA(sf)/AAA(sf)/Aaa(sf)	93.50%	6.50%
Class B-1	AAsf/NR/NR/NR	1.90%	4.60%
Class B-2	Asf/NR/NR/NR	1.65%	2.95%
Class B-3	BBBsf/NR/NR/NR	1.35%	1.60%

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the Master Servicing Fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for related advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Certificate Principal Amount	For any certificate (other than the Class A-IO, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date, which will be applied for each class of Subordinate Certificates in reverse order of their priority and, after the Credit Support Depletion Date, to the Senior Certificates, pro rata.

Senior Percentage (Senior %)	For any Distribution Date and the Class A Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 93.50%.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
March 2013-February 2018	100%
March 2018-February 2019	the Senior % plus 70% of the Subordinate %
March 2019-February 2020	the Senior % plus 60% of the Subordinate %
March 2020-February 2021	the Senior % plus 40% of the Subordinate %
March 2021-February 2022	the Senior % plus 20% of the Subordinate %
March 2022 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in March 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce the aggregate Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 6.50%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments or writedowns on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
March 2018 – February 2019	20%
March 2019 - February 2020	25%
March 2020 - February 2021	30%
March 2021 - February 2022	35%
March 2022 and thereafter	40%

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Realized Loss

An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to each class of Class A Certificates and Class A-IO Certificates, pro rata, in accordance with their respective interest entitlements, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to each class of Class A Certificates, pro rata, in accordance with their respective Class Principal Amounts, the Senior Principal Distribution Amount, until the Class Principal Amount for each such class has been reduced to zero;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) or other share as described under “Subordinate Principal Distribution Amount” below of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the March 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the March 2013 Distribution Date, the period commencing on February 1, 2013 through March 14, 2013. For each mortgage loan serviced by First Republic Bank and each Distribution Date, the calendar month preceding the month in which the related distribution date occurs.

Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

(3)   with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A Certificates to zero.

In addition, until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 6.50%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 6.50%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.00% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the Servicing Fees, the Trustee Fee and the Master Servicing Fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or the Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the Master Servicing Fee and the Trustee Fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	6.50%
B-2	4.60%
B-3	2.95%
B-4	1.60%
B-5	1.10%

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A Certificates, pro rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention

The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4 Certificates and Class B-5 Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-3 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations

The Class A, Class A-IO1 and Class A-IO2 Certificates will be placed by an underwriter.  Each beneficial owner of Class A, Class A-IO1 and Class A-IO2 Certificates or any interest therein (and each beneficial owner of Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

SMMEA Treatment	The Class A, Class A-IO and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A, Class A-IO and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.

Stated Final Maturity Date	The Distribution Date in March 2043. The actual final Distribution Date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged four third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 91.2% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 99% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-3

Mortgage Pass-Through Certificates, Series 2013-3

PRELIMINARY TERM SHEET

Class A1 Certificates Yield Table
Price: 100-00	0% CPR	5% CPR	10% CPR	12% CPR	15% CPR	20% CPR	25% CPR
Yield	1.999%	1.994%	1.987%	1.984%	1.978%	1.969%	1.959%
Weighted Average Life (years)	17.81	10.65	6.96	6.00	4.90	3.66	2.84
Modified Duration (years)	14.359	9.025	6.142	5.366	4.456	3.395	2.678
Principal Window (months)	1 - 357	1 - 350	1 - 322	1 - 302	1 - 268	1 - 215	1 - 175

Class A2 Certificates Yield Table
Price: 100-00	0% CPR	5% CPR	10% CPR	12% CPR	15% CPR	20% CPR	25% CPR
Yield	2.250%	2.244%	2.236%	2.232%	2.227%	2.216%	2.204%
Weighted Average Life (years)	17.81	10.65	6.96	6.00	4.90	3.66	2.84
Modified Duration (years)	13.998	8.850	6.051	5.294	4.405	3.364	2.658
Principal Window (months)	1 - 357	1 - 350	1 - 322	1 - 302	1 - 268	1 - 215	1 - 175

Class A3 Certificates Yield Table
Price: 100-00	0% CPR	5% CPR	10% CPR	12% CPR	15% CPR	20% CPR	25% CPR
Yield	2.501%	2.494%	2.485%	2.481%	2.475%	2.463%	2.450%
Weighted Average Life (years)	17.81	10.65	6.96	6.00	4.90	3.66	2.84
Modified Duration (years)	13.650	8.680	5.962	5.224	4.355	3.334	2.639
Principal Window (months)	1 - 357	1 - 350	1 - 322	1 - 302	1 - 268	1 - 215	1 - 175

ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the cut-off date (except as otherwise indicated). All percentages or weighted averages of the mortgage loans are approximate percentages or weighted averages by cut-off date stated principal balance (except as otherwise indicated). In some instances, percentages may not add to 100% due to rounding.

The credit scores shown in the tables below are based on the FICO scores obtained by the applicable originator.

Product Type of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Product Type	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Fixed 20 Year	3	2,216,450.58	0.37	738,816.86	3.640	786	51.41	57.96
Fixed 30 Year	743	597,993,790.76	99.63	804,836.87	3.819	772	65.32	67.08
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Principal Balances of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Original Principal Balances ($)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
300,000.01 - 400,000.00	2	735,947.54	0.12	367,973.77	4.050	751	55.37	55.37
400,000.01 - 500,000.00	30	14,181,807.71	2.36	472,726.92	3.799	768	67.11	67.77
500,000.01 - 600,000.00	101	56,358,633.04	9.39	558,006.27	3.836	770	70.03	71.03
600,000.01 - 700,000.00	167	109,393,429.62	18.23	655,050.48	3.851	774	66.03	67.97
700,000.01 - 800,000.00	156	116,090,636.96	19.34	744,170.75	3.856	772	64.26	66.00
800,000.01 - 900,000.00	85	72,310,002.07	12.05	850,705.91	3.841	774	65.07	67.17
900,000.01 - 1,000,000.00	121	116,065,022.79	19.34	959,215.06	3.809	767	63.88	66.19
1,000,000.01 - 1,100,000.00	14	14,925,946.44	2.49	1,066,139.03	3.811	780	55.50	56.98
1,100,000.01 - 1,200,000.00	22	25,607,885.64	4.27	1,163,994.80	3.746	774	66.41	68.60
1,200,000.01 - 1,300,000.00	13	16,315,336.05	2.72	1,255,025.85	3.759	773	68.01	69.28
1,300,000.01 - 1,400,000.00	6	8,124,916.75	1.35	1,354,152.79	3.822	756	68.23	70.83
1,400,000.01 - 1,500,000.00	9	13,115,336.04	2.19	1,457,259.56	3.858	774	63.22	64.87
1,500,000.01 - 1,600,000.00	2	3,070,348.15	0.51	1,535,174.08	3.650	784	62.57	62.57
1,600,000.01 - 1,700,000.00	2	3,351,297.53	0.56	1,675,648.77	3.587	739	70.00	70.00
1,700,000.01 - 1,800,000.00	3	5,273,248.75	0.88	1,757,749.58	3.733	806	65.10	65.10
1,800,000.01 - 1,900,000.00	6	11,055,406.79	1.84	1,842,567.80	3.674	766	65.59	67.81
1,900,000.01 - 2,000,000.00	6	11,823,840.15	1.97	1,970,640.03	3.589	787	63.20	63.20
2,400,000.01 - 2,500,000.00	1	2,411,199.32	0.40	2,411,199.32	3.500	759	70.00	70.00
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The average stated principal balance of the mortgage loans at origination was approximately $806,387.98

 Stated Principal Balances of the Mortgage Loans as of the Statistical Cut-off Date

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Stated Principal Balances ($)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
350,000.01 - 400,000.00	3	1,134,149.03	0.19	378,049.68	3.989	765	50.09	50.09
400,000.01 - 500,000.00	29	13,783,606.22	2.30	475,296.77	3.797	768	67.88	68.56
500,000.01 - 600,000.00	101	56,358,633.04	9.39	558,006.27	3.836	770	70.03	71.03
600,000.01 - 700,000.00	168	110,093,357.92	18.34	655,317.61	3.851	774	66.03	67.96
700,000.01 - 800,000.00	156	116,190,068.98	19.36	744,808.13	3.855	772	64.29	66.03
800,000.01 - 900,000.00	85	72,408,982.74	12.06	851,870.39	3.843	774	64.98	67.07
900,000.01 - 1,000,000.00	120	115,166,681.80	19.19	959,722.35	3.808	767	63.89	66.23
1,000,000.01 - 1,100,000.00	14	14,925,946.44	2.49	1,066,139.03	3.811	780	55.50	56.98
1,100,000.01 - 1,200,000.00	22	25,607,885.64	4.27	1,163,994.80	3.746	774	66.41	68.60
1,200,000.01 - 1,300,000.00	13	16,315,336.05	2.72	1,255,025.85	3.759	773	68.01	69.28
1,300,000.01 - 1,400,000.00	7	9,507,785.54	1.58	1,358,255.08	3.812	760	68.34	70.57
1,400,000.01 - 1,500,000.00	8	11,732,467.25	1.95	1,466,558.41	3.871	772	62.54	64.38
1,500,000.01 - 1,600,000.00	2	3,070,348.15	0.51	1,535,174.08	3.650	784	62.57	62.57
1,600,000.01 - 1,700,000.00	2	3,351,297.53	0.56	1,675,648.77	3.587	739	70.00	70.00
1,700,000.01 - 1,800,000.00	3	5,273,248.75	0.88	1,757,749.58	3.733	806	65.10	65.10
1,800,000.01 - 1,900,000.00	6	11,055,406.79	1.84	1,842,567.80	3.674	766	65.59	67.81
1,900,000.01 - 2,000,000.00	6	11,823,840.15	1.97	1,970,640.03	3.589	787	63.20	63.20
2,000,000.01 - 2,500,000.00	1	2,411,199.32	0.40	2,411,199.32	3.500	759	70.00	70.00
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Mortgage Rates of the Mortgage Loans as of the Statistical Cut-off Date

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Mortgage Interest Rates ($)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
3.125 - 3.250	7	4,524,903.22	0.75	646,414.75	3.214	783	59.17	59.17
3.251 - 3.500	67	59,704,713.26	9.95	891,115.12	3.474	777	63.10	64.33
3.501 - 3.750	255	214,971,241.30	35.82	843,024.48	3.697	773	64.13	65.99
3.751 - 4.000	331	256,479,639.04	42.73	774,862.96	3.909	770	65.65	67.54
4.001 - 4.250	65	49,431,463.66	8.24	760,484.06	4.169	774	68.54	70.35
4.251 - 4.500	19	13,413,960.60	2.23	705,997.93	4.388	755	75.69	77.27
4.501 - 4.750	2	1,684,320.26	0.28	842,160.13	4.636	733	65.67	65.67
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.819%

Seasoning of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Seasoning (Months)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
0	33	28,624,110.00	4.77	867,397.27	3.722	770	63.57	65.58
1	500	393,351,545.06	65.54	786,703.09	3.803	772	65.18	66.88
2	165	138,097,558.93	23.01	836,954.90	3.837	772	66.52	68.58
3	44	36,556,032.43	6.09	830,818.92	3.994	771	63.06	64.57
4	2	1,972,132.49	0.33	986,066.25	3.841	776	64.14	64.14
5	2	1,608,862.43	0.27	804,431.22	3.865	759	62.07	62.07
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately one month.

Loan-to-Value Ratio of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Original Loan-to-Value Ratios (%)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
15.01 - 20.00	1	828,804.12	0.14	828,804.12	4.000	728	17.47	17.47
20.01 - 25.00	2	1,651,742.75	0.28	825,871.38	4.109	762	23.68	30.62
25.01 - 30.00	9	7,113,862.00	1.19	790,429.11	3.775	773	27.59	33.34
30.01 - 35.00	11	9,916,217.77	1.65	901,474.34	3.651	769	33.10	37.76
35.01 - 40.00	18	15,041,828.91	2.51	835,657.16	3.807	787	37.97	45.34
40.01 - 45.00	24	19,731,086.57	3.29	822,128.61	3.812	781	42.87	49.95
45.01 - 50.00	42	33,190,795.60	5.53	790,257.04	3.750	770	48.10	55.10
50.01 - 55.00	46	34,185,577.69	5.70	743,164.73	3.755	766	53.23	55.78
55.01 - 60.00	82	68,826,376.22	11.47	839,346.05	3.776	775	57.96	60.45
60.01 - 65.00	90	75,657,048.83	12.61	840,633.88	3.836	770	63.04	64.57
65.01 - 70.00	95	84,469,359.21	14.07	889,151.15	3.799	766	68.06	69.17
70.01 - 75.00	122	96,697,959.86	16.11	792,606.23	3.850	773	73.73	73.90
75.01 - 80.00	204	152,899,581.81	25.47	749,507.75	3.861	773	79.31	79.31
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 65.27%.

Combined Loan-to-Value Ratio of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
Range of Original Combined	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Loan-to-Value Ratios (%)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
15.01 - 20.00	1	828,804.12	0.14	828,804.12	4.000	728	17.47	17.47
20.01 - 25.00	1	619,167.33	0.10	619,167.33	3.875	712	24.84	24.84
25.01 - 30.00	6	5,173,593.99	0.86	862,265.67	3.754	770	27.37	27.37
30.01 - 35.00	9	8,201,211.12	1.37	911,245.68	3.751	778	31.72	33.12
35.01 - 40.00	8	7,162,634.09	1.19	895,329.26	3.718	781	37.71	37.71
40.01 - 45.00	17	14,225,677.36	2.37	836,804.55	3.798	782	41.63	43.04
45.01 - 50.00	31	23,355,470.58	3.89	753,402.28	3.698	772	45.60	47.79
50.01 - 55.00	41	31,449,330.34	5.24	767,056.84	3.769	766	51.61	53.18
55.01 - 60.00	77	62,169,631.40	10.36	807,397.81	3.770	776	56.49	58.01
60.01 - 65.00	100	84,357,042.69	14.05	843,570.43	3.816	771	59.92	63.06
65.01 - 70.00	94	84,568,041.68	14.09	899,660.02	3.810	767	66.70	68.21
70.01 - 75.00	139	110,708,979.43	18.45	796,467.48	3.845	773	71.76	73.76
75.01 - 80.00	222	167,390,657.21	27.89	754,011.97	3.862	772	77.91	79.26
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.05%. The original combined loan to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 66.63%.

Credit Scores of the Mortgage Loans as of the Statistical Cut-off Date

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Credit Scores	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
681 - 690	1	970,456.86	0.16	970,456.86	3.450	683	33.52	47.83
691 - 700	3	3,499,958.44	0.58	1,166,652.81	3.696	696	68.98	68.98
701 - 710	7	5,778,650.20	0.96	825,521.46	3.850	708	61.37	61.37
711 - 720	17	11,668,530.48	1.94	686,384.15	3.832	716	60.99	62.44
721 - 730	42	35,794,821.65	5.96	852,257.66	3.906	725	64.88	67.99
731 - 740	39	31,116,167.29	5.18	797,850.44	3.891	736	67.18	68.28
741 - 750	33	25,723,997.13	4.29	779,515.06	3.861	745	66.38	66.95
751 - 760	65	54,173,409.23	9.03	833,437.07	3.806	756	65.95	67.59
761 - 770	100	77,594,518.94	12.93	775,945.19	3.806	766	65.91	67.89
771 - 780	129	101,991,157.00	16.99	790,629.12	3.808	775	66.78	67.92
781 - 790	118	94,743,111.34	15.78	802,907.72	3.831	785	64.79	67.18
791 - 800	108	85,836,854.22	14.30	794,785.69	3.805	795	65.46	66.96
801 - 810	67	55,206,545.06	9.20	823,978.28	3.796	805	61.85	64.31
811 - 820	17	16,112,063.50	2.68	947,768.44	3.701	813	64.75	66.42
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The non-zero weighted average credit score of the mortgage loans at origination was approximately 772.

Documentation Type of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Documentation Type	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Two Year Income with One Month Assets	4	3,419,119.43	0.57	854,779.86	3.576	738	60.35	64.41
Two Year Income with Two Month Assets	742	596,791,121.91	99.43	804,300.70	3.820	772	65.30	67.06
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Monthly Income of the Mortgage Borrower at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Monthly Income ($)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
6,000.01 - 10,000.00	19	11,617,659.17	1.94	611,455.75	3.839	781	66.35	66.73
10,000.01 - 20,000.00	268	187,063,628.61	31.17	697,998.61	3.838	775	66.53	67.62
20,000.01 - 30,000.00	247	198,055,487.43	33.00	801,844.08	3.822	768	65.60	67.55
30,000.01 - 40,000.00	104	92,640,552.60	15.43	890,774.54	3.828	774	63.09	65.30
40,000.01 - 50,000.00	37	35,571,549.05	5.93	961,393.22	3.756	772	62.71	65.80
50,000.01 - 60,000.00	29	27,217,328.00	4.53	938,528.55	3.756	765	67.29	69.15
60,000.01 - 70,000.00	11	10,825,158.43	1.80	984,105.31	3.930	759	70.10	71.83
70,000.01 - 80,000.00	8	8,941,853.29	1.49	1,117,731.66	3.836	767	70.32	71.81
80,000.01 - 90,000.00	4	4,388,615.15	0.73	1,097,153.79	3.853	756	64.32	73.96
90,000.01 - 100,000.00	3	2,993,814.57	0.50	997,938.19	3.642	780	42.75	49.85
100,000.01 - 200,000.00	11	14,385,511.40	2.40	1,307,773.76	3.720	781	62.14	62.93
200,000.01 - 300,000.00	3	4,311,416.03	0.72	1,437,138.68	3.574	796	58.53	58.53
300,000.01 - 400,000.00	1	1,494,794.61	0.25	1,494,794.61	3.875	801	65.34	65.34
400,000.01 - 500,000.00	1	702,873.00	0.12	702,873.00	3.750	774	26.11	26.11
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average monthly income of the mortgage borrower at origination was approximately $33,227.06.

Debt-to-Income Ratio of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Debt-to-Income Ratios (%)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
0.01 - 5.00	2	2,167,802.55	0.36	1,083,901.28	3.875	799	68.34	68.34
5.01 - 10.00	20	21,874,676.90	3.64	1,093,733.85	3.741	783	59.87	61.76
10.01 - 15.00	35	26,736,280.76	4.45	763,893.74	3.802	776	68.54	69.53
15.01 - 20.00	74	59,867,051.59	9.97	809,014.21	3.808	772	65.91	67.34
20.01 - 25.00	97	75,867,792.57	12.64	782,142.19	3.795	771	66.68	68.16
25.01 - 30.00	134	105,494,828.47	17.58	787,274.84	3.823	772	66.84	68.82
30.01 - 35.00	132	108,146,435.50	18.02	819,291.18	3.844	771	64.06	66.34
35.01 - 40.00	132	105,640,677.51	17.60	800,308.16	3.833	772	64.27	66.18
40.01 - 45.00	104	81,379,866.00	13.56	782,498.71	3.824	770	65.15	66.73
45.01 - 50.00	13	10,755,770.53	1.79	827,366.96	3.719	759	63.67	64.96
50.01 - 55.00	2	1,607,215.17	0.27	803,607.59	3.827	775	44.63	44.63
55.01 - 60.00	1	671,843.79	0.11	671,843.79	4.375	731	80.00	80.00
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.60%

Verified Assets of the Mortgage Borrower at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Range of Assets Verified ($)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
23,631.04 - 50,000.00	37	26,157,496.63	4.36	706,959.37	3.881	767	67.87	69.56
50,000.01 - 100,000.00	149	104,254,547.38	17.37	699,694.95	3.874	766	66.30	68.14
100,000.01 - 150,000.00	100	77,953,099.96	12.99	779,531.00	3.862	772	66.33	68.69
150,000.01 - 200,000.00	81	66,404,925.14	11.06	819,813.89	3.848	771	66.57	68.40
200,000.01 - 250,000.00	61	47,349,171.85	7.89	776,215.93	3.809	775	65.49	68.32
250,000.01 - 300,000.00	49	40,955,489.43	6.82	835,826.31	3.845	768	64.03	65.85
300,000.01 - 350,000.00	41	31,994,076.20	5.33	780,343.32	3.745	775	63.47	66.48
350,000.01 - 400,000.00	26	19,661,307.85	3.28	756,204.15	3.822	775	67.31	67.70
400,000.01 - 450,000.00	24	18,879,448.27	3.15	786,643.68	3.827	770	68.95	69.81
450,000.01 - 500,000.00	17	14,360,569.35	2.39	844,739.37	3.744	781	65.98	67.55
500,000.01 - 550,000.00	11	9,549,013.25	1.59	868,092.11	3.746	773	64.61	66.21
550,000.01 - 600,000.00	13	11,180,725.90	1.86	860,055.84	3.760	771	67.09	67.86
600,000.01 - 650,000.00	18	14,841,871.33	2.47	824,548.41	3.770	776	60.97	62.36
650,000.01 - 700,000.00	10	11,231,541.48	1.87	1,123,154.15	3.724	781	62.57	64.76
700,000.01 - 750,000.00	10	7,768,767.64	1.29	776,876.76	3.740	773	60.22	60.22
750,000.01 - 800,000.00	12	10,239,274.85	1.71	853,272.90	3.793	779	65.44	66.81
800,000.01 - 850,000.00	6	6,697,558.29	1.12	1,116,259.72	3.691	772	71.83	72.75
850,000.01 - 900,000.00	5	3,223,593.54	0.54	644,718.71	3.701	776	66.11	66.11
900,000.01 - 950,000.00	6	6,272,717.18	1.05	1,045,452.86	3.711	755	58.63	60.85
950,000.01 - 1,000,000.00	3	2,803,746.15	0.47	934,582.05	3.854	789	69.21	69.21
1,000,000.01 - 3,000,000.00	55	55,085,454.67	9.18	1,001,553.72	3.777	771	61.54	62.52
3,000,000.01 - 5,000,000.00	8	8,309,858.49	1.38	1,038,732.31	3.693	786	61.28	61.28
5,000,000.01 - 7,000,000.00	2	1,723,849.47	0.29	861,924.74	3.792	776	48.86	58.16
7,000,000.01 - 9,000,000.00	1	1,312,137.04	0.22	1,312,137.04	3.550	754	75.00	75.00
37,000,000.01 - 39,000,000.00	1	2,000,000.00	0.33	2,000,000.00	3.550	806	59.70	59.70
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average verified assets of the mortgage borrowers at origination was approximately $599,955.39.

Self-Employment Status of the Mortgage Borrower at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Self-Employed Status	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Not Self-Employed	567	447,459,383.41	74.55	789,169.99	3.805	773	65.81	67.54
Self-Employed	179	152,750,857.93	25.45	853,356.75	3.860	768	63.69	65.61
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Interest-Only Term of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Interest Only Term (Months)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
None	735	586,072,241.34	97.64	797,377.20	3.821	772	65.15	66.90
120	11	14,138,000.00	2.36	1,285,272.73	3.722	770	70.36	73.16
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Occupancy Type of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Occupancy Type	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Owner-Occupied	711	575,033,448.15	95.81	808,767.16	3.815	772	65.46	67.32
Second Home	30	22,349,746.70	3.72	744,991.56	3.886	767	60.68	60.68
Investment Property	5	2,827,046.49	0.47	565,409.30	4.091	770	61.77	61.77
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Loan Purpose of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Loan Purpose	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Rate Term Refinance	439	348,866,801.44	58.12	794,685.20	3.853	771	62.97	65.29
Purchase	239	198,443,901.69	33.06	830,309.21	3.766	775	72.31	72.82
Cash-Out Refinance	68	52,899,538.21	8.81	777,934.39	3.788	766	54.00	56.99
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Property Type of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Property Type	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Single Family Detached	516	423,955,817.69	70.63	821,619.80	3.817	772	64.63	66.61
Planned Unit Development	182	132,598,339.15	22.09	728,562.30	3.866	770	67.65	68.83
Condominium	32	26,990,097.00	4.50	843,440.53	3.708	777	68.34	68.34
Single Family Attached	7	8,369,516.83	1.39	1,195,645.26	3.682	768	56.87	65.39
Cooperative Unit	5	4,438,414.29	0.74	887,682.86	3.711	760	54.02	54.02
Two-to-Four Family	4	3,858,056.38	0.64	964,514.09	3.546	780	63.27	63.27
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Geographic Concentration of the Mortgage Loans (States)

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
State	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
California	307	258,986,355.68	43.15	843,603.76	3.825	772	63.01	65.37
Massachusetts	79	63,148,112.44	10.52	799,343.20	3.743	776	67.40	69.09
Texas	54	37,961,119.98	6.32	702,983.70	3.836	776	70.35	70.35
Washington	41	30,103,563.70	5.02	734,233.26	3.873	771	64.99	66.06
New York	26	25,128,954.53	4.19	966,498.25	3.728	763	60.21	62.22
Virginia	27	22,560,958.98	3.76	835,591.07	3.872	769	72.80	73.76
Colorado	28	22,473,139.84	3.74	802,612.14	3.772	761	64.77	65.95
Maryland	27	19,487,504.15	3.25	721,759.41	3.835	770	68.19	68.51
Illinois	25	18,650,758.85	3.11	746,030.35	3.807	771	67.20	68.58
Connecticut	15	16,452,632.65	2.74	1,096,842.18	3.733	774	64.87	66.01
Georgia	15	10,423,349.18	1.74	694,889.95	3.862	786	74.18	74.18
Florida	10	8,664,405.42	1.44	866,440.54	3.818	775	63.79	63.79
New Jersey	9	7,662,379.83	1.28	851,375.54	3.718	772	61.89	63.81
Arizona	12	7,223,652.87	1.20	601,971.07	3.941	777	70.04	70.04
Oregon	9	6,666,359.61	1.11	740,706.62	3.878	755	67.66	67.66
District of Columbia	6	5,049,960.41	0.84	841,660.07	3.760	772	57.91	66.67
Missouri	6	4,770,313.25	0.79	795,052.21	3.858	767	62.31	67.67
Tennessee	7	4,621,099.54	0.77	660,157.08	3.993	759	73.61	73.61
South Carolina	6	3,751,510.21	0.63	625,251.70	3.995	768	65.10	71.78
New Mexico	5	3,513,182.00	0.59	702,636.40	4.016	780	69.97	69.97
Nevada	5	3,463,303.91	0.58	692,660.78	4.051	769	70.88	70.88
Kansas	5	3,447,419.60	0.57	689,483.92	3.939	756	76.71	76.71
Michigan	4	2,958,543.36	0.49	739,635.84	3.888	782	63.21	68.64
Pennsylvania	3	2,234,564.10	0.37	744,854.70	3.642	761	56.26	59.31
Louisiana	2	1,832,084.68	0.31	916,042.34	3.761	747	64.31	75.33
Utah	2	1,685,430.79	0.28	842,715.40	3.691	781	51.71	58.95
Ohio	2	1,473,352.14	0.25	736,676.07	3.922	780	79.89	79.89
North Carolina	2	1,177,008.71	0.20	588,504.36	3.740	756	72.52	72.52
Delaware	2	1,061,433.98	0.18	530,716.99	3.875	761	61.04	61.04
New Hampshire	1	988,573.59	0.16	988,573.59	4.000	778	55.00	55.00
Minnesota	1	748,845.24	0.12	748,845.24	3.625	770	57.03	57.03
Indiana	1	738,957.34	0.12	738,957.34	4.125	768	80.00	80.00
Wisconsin	1	578,165.77	0.10	578,165.77	4.000	791	71.04	75.64
Nebraska	1	523,245.01	0.09	523,245.01	4.000	800	80.00	80.00
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Geographic Concentration of the Mortgage Loans (Top 10 Cities)

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
City	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
San Francisco , CA	24	20,798,772.62	3.47	866,615.53	3.687	782	66.52	67.93
Dallas , TX	19	14,391,356.55	2.40	757,439.82	3.793	773	70.72	70.72
San Diego , CA	15	10,565,416.89	1.76	704,361.13	3.926	768	70.21	70.21
Newport Beach , CA	10	9,605,616.93	1.60	960,561.69	3.981	773	60.20	60.20
New York , NY	9	8,707,619.65	1.45	967,513.29	3.709	761	51.29	51.29
Seattle , WA	11	8,705,901.72	1.45	791,445.61	3.862	764	70.94	72.31
Lafayette , CA	8	7,944,325.47	1.32	993,040.68	3.753	769	70.05	72.41
Newton , MA	10	7,647,103.05	1.27	764,710.31	3.651	769	71.29	73.07
Palo Alto , CA	6	7,206,509.51	1.20	1,201,084.92	3.656	760	57.26	64.42
Los Altos , CA	7	6,720,227.56	1.12	960,032.51	3.789	752	52.89	58.84
Other	627	497,917,391.39	82.96	794,126.62	3.827	772	65.31	67.12
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Original Term to Maturity of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Original Term to Maturity (Months)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
240	3	2,216,450.58	0.37	738,816.86	3.640	786	51.41	57.96
360	743	597,993,790.76	99.63	804,836.87	3.819	772	65.32	67.08
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average original term to maturity of the mortgage loans was approximately 360 months.

Remaining Term to Maturity of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Remaining Term to Maturity (Months)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
235 - 240	3	2,216,450.58	0.37	738,816.86	3.640	786	51.41	57.96
301 - 360	743	597,993,790.76	99.63	804,836.87	3.819	772	65.32	67.08
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 358 months.

Prepayment Penalty Term of the Mortgage Loans at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Prepayment Penalty Term (Months)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
None	668	522,195,242.18	87.00	781,729.40	3.847	771	65.08	66.69
60	77	76,197,888.57	12.70	989,582.97	3.632	777	66.46	69.40
24	1	1,817,110.59	0.30	1,817,110.59	3.450	806	70.00	70.00
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Originators of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Originator	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
First Republic Bank	84	84,075,167.05	14.01	1,000,894.85	3.635	776	65.12	67.95
Cole Taylor Bank	64	54,422,812.88	9.07	850,356.45	3.957	777	60.90	62.88
United Shore Financial Services, LLC	69	52,520,572.18	8.75	761,167.71	3.824	773	65.51	67.05
Prime Lending	64	44,833,569.78	7.47	700,524.53	3.881	769	69.88	70.55
Flagstar Bank, F.S.B.	45	36,111,378.90	6.02	802,475.09	3.904	775	62.67	65.07
Fremont Bank	39	31,251,657.38	5.21	801,324.55	3.798	770	60.34	62.94
Other	381	296,995,083.17	49.48	779,514.65	3.827	769	66.21	67.70
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Channel of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Channel	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Retail	514	415,750,856.68	69.27	808,853.81	3.787	771	65.95	67.67
Wholesale	161	130,514,427.04	21.74	810,648.62	3.911	774	62.82	64.78
Correspondent	71	53,944,957.62	8.99	759,788.14	3.838	770	65.90	67.72
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Servicers of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Servicer	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Cenlar FSB	662	516,135,074.29	85.99	779,660.23	3.849	771	65.29	66.90
First Republic Mortgage Corporation	84	84,075,167.05	14.01	1,000,894.85	3.635	776	65.12	67.95
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Lien Position of the Mortgage Loans at Origination

Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Lien Position	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
First Lien	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Loans with Second Lien at Origination

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Loans with Seconds at Origination	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
None	651	521,672,487.53	86.91	801,340.23	3.816	772	67.24	67.24
Had Second at Origination	95	78,537,753.81	13.09	826,713.20	3.837	772	52.19	65.77
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Origination Date of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Origination Date	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
August 2012	2	1,608,862.43	0.27	804,431.22	3.865	759	62.07	62.07
September 2012	2	1,972,132.49	0.33	986,066.25	3.841	776	64.14	64.14
October 2012	44	36,481,596.20	6.08	829,127.19	3.998	771	62.26	64.17
November 2012	180	150,684,603.19	25.11	837,136.68	3.824	772	66.52	68.55
December 2012	493	386,522,830.09	64.40	784,021.97	3.806	772	65.09	66.80
January 2013	25	22,940,216.94	3.82	917,608.68	3.714	772	65.08	66.40
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Maturity Date of the Mortgage Loans

								Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Maturity Date	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
September 2032	1	616,279.47	0.10	616,279.47	3.850	797	64.43	64.43
December 2032	1	850,171.11	0.14	850,171.11	3.700	757	41.71	58.78
February 2033	1	750,000.00	0.12	750,000.00	3.400	810	51.72	51.72
September 2042	1	992,582.96	0.17	992,582.96	3.875	736	60.61	60.61
October 2042	2	1,972,132.49	0.33	986,066.25	3.841	776	64.14	64.14
November 2042	44	36,556,032.43	6.09	830,818.92	3.994	771	63.06	64.57
December 2042	164	137,247,387.82	22.87	836,874.32	3.837	772	66.67	68.64
January 2043	500	393,351,545.06	65.54	786,703.09	3.803	772	65.18	66.88
February 2043	32	27,874,110.00	4.64	871,065.94	3.730	768	63.89	65.95
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Delinquency Status of the Mortgage Loans

Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Delinquency Status	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Current	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

Historical Delinquency of the Mortgage Loans

Weighted
						Non-Zero	Weighted	Average
			Aggregate	Average		Weighted	Average	Original
	Number	Aggregate	Stated	Stated	Weighted	Average	Original	Combined
	of	Stated	Principal	Principal	Average	Original	Loan-to-	Loan-to-
	Mortgage	Principal	Balance	Balance	Mortgage	Credit	Value	Value
Historical Delinquency (Since Origination)	Loans	Balance ($)	(%)	($)	Rate (%)	Score	Ratio (%)	Ratio (%)
Never Delinquent	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05
Total:	746	600,210,241.34	100.00	804,571.37	3.819	772	65.27	67.05

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